EXHIBIT 99.906.CERT.

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

John T. Genoy, Principal Executive Officer and Gregory R. Kingston, Principal Financial Officer of SunAmerica Series Trust (the “registrant”), each certify to the best of his knowledge that:

1.	The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: April 8, 2024

/s/ John T. Genoy
John T. Genoy
Principal Executive Officer

/s/ Gregory R. Kingston
Gregory R. Kingston
Principal Financial Officer